UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 3, 2019
Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2987 Blackbear Court, Coquitlam, British Columbia		V4E 3A2
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	702-803-9404
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under

Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PHBI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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ITEM 1.01

Entry into a Material Definitive Agreement

ITEM 3.02

Unregistered Sales Of Equity Securities.

On September 3, 2019 Pharmagreen Biotech Inc. (“we”, “us”, “our”, the “Company”) entered into a consulting agreement with Emerging Markets Consulting, LLC (“EMC”) pursuant to which we have engaged EMC for a term of 18 months to provide corporate communications, marketing, and related public relations services.

In consideration for EMC’s services we have agreed to issue to EMC 75,000 of our common shares at the beginning of the term, and an additional 75,000 common shares 9 months following the beginning of the term.

Either party may terminate the agreement without notice in the event of bankruptcy, insolvency, receivership, or non-performance by the other.  The Company may also terminate the agreement without cause by providing not less than 30 days’ notice, provided that any payments due prior to the effective date of termination shall remain payable.

The above issuances of shares to EMC is made to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
10.1	Agreement dated September 3, 2019 with Emerging Markets Consulting, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMAGREEN BIOTECH INC.

/s/ Peter Wojcik
Peter Wojcik
President and Chief Executive Officer
Date:	September 11, 2019

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